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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Florida Banks, Inc. on Form S-4 of our reports dated March 20, 1998 relating to Florida Banks, Inc. and February 27, 1998 relating to First National Bank of Tampa, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

April 24, 1998